As filed with the Securities and Exchange Commission on August 3, 2000

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                                                     REGISTRATION NO. 333-95773

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549



                       POST-EFFECTIVE AMENDMENT NO. 1
                                     TO
                                  FORM S-8
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                        BEN & JERRY'S HOMEMADE, INC.

           (Exact name of registrant as specified in its charter)

          VERMONT                      2024                   03-02675-43
      (State or other           (Primary Standard          (I.R.S. Employer
      Jurisdiction of       Industrial Classification     Identification No.)
     Incorporation or              Code Number)
       Organization)

                             30 COMMUNITY DRIVE
                      SOUTH BURLINGTON, VERMONT 05403
        (Address of Principal Executive Offices, including Zip Code)
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          NON-INCENTIVE STOCK OPTION AGREEMENTS FOR 261 EMPLOYEES

                            (full title of plan)



                               PERRY D. ODAK
                   President and Chief Executive Officer
                        Ben & Jerry's Homemade, Inc.
                             30 Community Drive
                         South Burlington, VT 05403
                                802-846-1500
          (Name, Address and Telephone Number of Agent for Service


                Please send copies of all communications to:
                           HOWARD K. FUGUET, ESQ.
                                Ropes & Gray
                          One International Place
                              Boston, MA 02110
                                617-951-7000


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      Pursuant to Rule 478(a)(4) under the Securities Act of 1933, as amended, the Registrant hereby withdraws from registration under this Registration Statement any and all shares of Class A Common Stock originally registered hereunder which have not been issued. The Non-Incentive Stock Option Agreements for 261 Employees, pursuant to which the shares would have been issued, have either expired by their terms or been terminated and no additional shares may be issued or sold under such agreements.






                                 SIGNATURE



      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Burlington, State of Vermont, on this 3rd day of August, 2000.



BEN & JERRY'S HOMEMADE, INC.



/s/ Frances G. Rathke
-----------------------------
By:   Frances G. Rathke
      Chief Financial Officer



      Pursuant to the Requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed below by the following persons in the capacities indicated.


Signature                               Capacity                                    Date
---------                               --------                                    ----

/s/ Perry D. Odak                       President and Chief Executive               August 3, 2000
---------------------------------       Officer (Principal Executive Officer)
Perry D. Odak


/s/ Frances G. Rathke                   Chief Financial Officer (Principal          August 3, 2000
---------------------------------       Financial and Accounting Officer)
Frances G. Rathke


/s/ Peter J. Allcox              *      Director                                    August 3, 2000
---------------------------------
Peter J. Allcox


/s/ Ben Cohen                    *      Director                                    August 3, 2000
---------------------------------
Ben Cohen


/s/ Pierre Ferrari               *      Director                                    August 3, 2000
---------------------------------
Pierre Ferrari


/s/ Thomas Floyd                 *      Director                                    August 3, 2000
---------------------------------
Thomas Floyd


/s/ Jeffrey Furman               *      Director                                    August 3, 2000
---------------------------------
Jeffrey Furman


/s/ Richard A. Goldstein         *      Director                                    August 3, 2000
----------------------------------
Richard A. Goldstein


/s/ A. Peter Harwich             *      Director                                    August 3, 2000
----------------------------------
A. Peter Harwich


/s/ Jennifer Henderson           *      Director                                    August 3, 2000
----------------------------------
Jennifer Henderson


/s/ Mart Laius                   *      Director                                    August 3, 2000
---------------------------------
Mart Laius


/s/ Frederick A. Miller          *      Director                                    August 3, 2000
---------------------------------
Fredrick A. Miller


/s/ Ronald M. Soiefer            *      Director                                    August 3, 2000
---------------------------------
Ronald M. Soiefer


/s/ Eric Walsh                   *      Director                                    August 3, 2000
---------------------------------
Eric Walsh



*    Signed by Frances G. Rathke pursuant to Rule 478 under the Securities
     Act of 1933.